Exhibit 99.1
Hanmi Financial Corp. Enters Into A Definitive Agreement To
Raise Capital From A Korean Investor
LOS ANGELES – June 15, 2009 – Hanmi Financial Corporation (Nasdaq: HAFC), the holding company of Hanmi Bank, today announced that it has entered into a definitive securities purchase agreement, effective as of June 12, 2009, with Leading Investment & Securities Co., Ltd., a Korean securities broker-dealer (“Leading”), whereby Leading has committed to invest up to $11 million of common equity capital into Hanmi Financial Corporation (“Hanmi”), which is the maximum allowed without seeking U.S. regulatory approval.
Pursuant to the terms of the definitive agreement, Leading will initially invest approximately $6.9 million in the purchase of approximately 5.0 million shares of newly issued common stock, representing a purchase price of approximately $1.37 per share, giving Leading 9.9% of the total outstanding common stock of Hanmi. Upon receipt of certain regulatory consents, the initial investment will be followed by an additional investment of approximately $4.1 million for the purchase of approximately 3.0 million shares of newly issued common stock, also representing a purchase price of approximately $1.37 per share, giving Leading in aggregate 14.9% of the total outstanding common stock of Hanmi. These investments are expected to be completed by July 31, 2009.
Hanmi is also in active negotiations with certain Korean institutional investors relating to a larger equity capital infusion. These Korean institutional investors are conducting due diligence of Hanmi. The completion of any such transaction would be subject to, among others, the following conditions: (i) satisfactory completion of due diligence; (ii) the negotiation of definitive documents and terms; and (iii) receipt of all required regulatory and shareholder approvals, as necessary.
“We welcome the proposed investment by Leading Investment & Securities,” said Jay S. Yoo, President and Chief Executive Officer of Hanmi. “In addition to enhancing Hanmi’s capital levels, it demonstrates a confidence in Hanmi’s ability to weather what is proving to be a severe and prolonged recession.”
Keefe, Bruyette & Woods, Inc. served as Hanmi’s financial adviser and Hunton & Williams LLP served as Hanmi’s legal adviser.
Bae, Kim & Lee LLC, Seoul, Korea, served as legal advisor to Leading.

About Hanmi Financial Corporation:
Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and two loan production offices in Virginia and Washington State. Hanmi Bank specializes in commercial, Small Business Administration (“SBA”) and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.
About Leading Investment & Securities Co., Ltd.:
Leading Investment & Securities Co., Ltd. is a Korea-based financial service provider, specializing in providing securities brokerage, mergers and acquisitions and investment banking services and other financial services to a broad range of clients, including corporations, institutional investors and individuals. The Company’s goal is to become Korea’s leading on-line investment bank. Additional information is available at www.leading.co.kr.
Forward-Looking Statements:
This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: the ability of Leading Investment & Securities Co., Ltd. and its affiliates to complete the proposed investments mentioned herein; receipt of requisite regulatory approvals of those investments; general economic and business conditions in those areas in which we operate; deterioration in the credit markets; availability of capital from private and government sources; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to our real estate portfolio; risks associated with SBA loans; changes in governmental regulation; ability to receive regulatory approval for Hanmi Bank to declare dividends to Hanmi Financial; adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; the ability of borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; the availability of capital to fund the expansion of our business; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Reports on Form 10-Q filed thereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.
Contact:
Stephanie Yoon
Investor Relations
213-427-5631
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